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                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                                    June 8, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

BANC ONE CAPITAL MARKETS, INC.
One First National Plaza, Suite 0307
Chicago, Illinois 60670

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, New York  10010

DEUTSCHE BANC ALEX. BROWN INC.
31 West 52nd Street
New York, New York  10019

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

UBS WARBURG LLC
299 Park Avenue
New York, New York  10171

Dear Sirs:

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      Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the
"Operating Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank One Capital Markets, Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and UBS Warburg LLC (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Operating Partnership of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of September 19, 1995, as amended or modified from time to time (the "Indenture"), between the Operating Partnership and Bank One Trust Company, N.A., as trustee (the "Trustee"). As of the date hereof, the Operating Partnership has authorized the issuance and sale of up to U.S. $150,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Operating Partnership shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Operating Partnership may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

      This Agreement provides both for the sale of Notes by the Operating Partnership to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the applicable Agent), in which case the applicable Agent will act as an agent of the Operating Partnership in soliciting offers for the purchase of Notes.

      Duke-Weeks Realty Corporation (the "Company") and the Operating Partnership have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-37920) for the registration of debt securities of the Operating Partnership, including the Notes, and of common stock, preferred stock and depositary shares of the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Operating Partnership has filed such post-effective amendments thereto as may be required prior to its acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s) for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Operating Partnership of an offer for the purchase of Notes; provided, further, that if the Operating Partnership files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"),


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then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Operating Partnership after the registration statement became effective and before any acceptance by the Operating Partnership of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

      The term "subsidiary" means a corporation, partnership or limited liability company a majority of the outstanding voting stock or partnership or limited liability company interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or the Company, as the case may be, or by one or more other subsidiaries of the Operating Partnership or the Company.

      The term "Duke Group" means the Company, the Operating Partnership and any subsidiary (a "Property Partnership") which directly or indirectly owns any real property (a "Property").

      SECTION 1. APPOINTMENT AS AGENT.

      (a) APPOINTMENT. Subject to the terms and conditions stated herein and subject to the reservation by the Operating Partnership of the right to sell Notes directly on its own behalf, the Operating Partnership hereby agrees that Notes will be sold exclusively to or through the Agents. The Operating Partnership agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

      (b) SALE OF NOTES. The Operating Partnership shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Operating Partnership from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.


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      (c) PURCHASES AS PRINCIPAL. The Agents shall not have any obligation to purchase Notes from the Operating Partnership as principal. However, absent an agreement between an Agent and the Operating Partnership that such Agent shall be acting solely as an agent for the Operating Partnership, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Operating Partnership through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Operating Partnership as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Operating Partnership by an Agent as principal shall be made in accordance with Section 3(a) hereof.

      (d) SOLICITATIONS AS AGENT. If agreed upon between an Agent and the Operating Partnership, such Agent, acting solely as an agent for the Operating Partnership and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Operating Partnership, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Operating Partnership may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Operating Partnership. Such Agent shall not have any liability to the Operating Partnership in the event that any such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Operating Partnership, the Operating Partnership shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Operating Partnership and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

      (e) RELIANCE. The Operating Partnership and the Agents agree that any Notes purchased from the Operating Partnership by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Operating Partnership shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Operating Partnership contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

      (a) The Operating Partnership represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:


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            (i) DUE ORGANIZATION, GOOD STANDING AND DUE QUALIFICATION OF THE
      COMPANY AND THE OPERATING PARTNERSHIP. Each of the Company and the Operating Partnership has been duly organized and is validly existing as a corporation or limited partnership in good standing under the laws of the State of Indiana with corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and consummate the transactions contemplated in the Prospectus; each of the Company and the Operating Partnership is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Duke Group considered as one enterprise (a "Material Adverse Effect"); all of the issued and outstanding Units of the Operating Partnership have been duly authorized and are validly issued, fully paid and non-assessable, except as provided under Indiana Code ss.23-16-7-8; and none of the outstanding Units of the Operating Partnership were issued in violation of preemptive or other similar rights of any securityholder of the Operating Partnership.

            (ii) DUE INCORPORATION, GOOD STANDING AND DUE QUALIFICATION OF SIGNIFICANT SUBSIDIARIES. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any (each, a "Significant Subsidiary") has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding shares of capital stock or partnership or limited liability company interests of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable (except, as to partnerships, as provided under Indiana Code ss.23-16-7-8) and is owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or partnership or limited liability company interests of any Significant Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.

            (iii) REGISTRATION STATEMENT AND PROSPECTUS. The Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (or any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule


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      462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto (including the filing of the Operating Partnership's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the Agents expressly for use in the Registration Statement or the Prospectus.

            (iv) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (v) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


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            (vi) FINANCIAL STATEMENTS. The consolidated financial statements of the Operating Partnership included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Operating Partnership and its subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statement of operations, stockholders' equity and cash flows of the Operating Partnership and its subsidiaries, or such other entity, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma consolidated financial statements of the Operating Partnership and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (vii) NO MATERIAL CHANGES. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (1) there has been no event or occurrence that would result in a Material Adverse Effect and (2) there have been no transactions entered into by the Duke Group, other than those in the ordinary course of business, which are material with respect to the Duke Group considered as one enterprise.

            (viii) AUTHORIZATION, ETC. OF THIS AGREEMENT, THE INDENTURE AND THE NOTES. This Agreement has been duly authorized, executed and delivered by the Operating Partnership; the Indenture has been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or


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      prohibit the making of payments outside the United States; the Notes have been duly authorized by the Operating Partnership for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes will be substantially in a form previously certified to the Agents and contemplated by the Indenture; and each holder of Notes will be entitled to the benefits of the Indenture.

            (ix) DESCRIPTIONS OF THE INDENTURE AND THE NOTES. The Indenture and the Notes conform and will conform in all material respects to the statements relating thereto contained in the Prospectus and are substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

            (x) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xi) ABSENCE OF DEFAULTS AND CONFLICTS. None of the entities comprising the Duke Group is in violation of the provisions of its charter or by-laws, certificate of limited partnership, partnership agreement or corresponding organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any member of the Duke Group is a party or by which any of them may be bound or to which any of the property or assets of the Duke Group is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Operating Partnership in connection with the transactions contemplated by the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and the compliance by the Operating Partnership with its obligations hereunder and under the Indenture, the Notes and such other agreements or instruments have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or


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      condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any member of the Duke Group (a "Repayment Event") under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of any member of the Duke Group pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws, certificate of limited partnership, partnership agreement or corresponding organizational documents of any member of the Duke Group or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any member of the Duke Group or any of their assets, properties or operations.

            (xii) ABSENCE OF LABOR DISPUTES. No labor dispute with the employees of the Duke Group exists or, to the knowledge of the Operating Partnership, is imminent, and the Operating Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors to any member of the Duke Group, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened, against or affecting any member of the Duke Group which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the assets, properties or operations thereof, the performance by the Operating Partnership of its obligations under this Agreement, the Indenture and the Notes or the consummation of the transactions contemplated in the Prospectus; and the aggregate of all pending legal or governmental proceedings to which any member of the Duke Group is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in a Material Adverse Effect.

            (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The members of the Duke Group own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the members of the Duke Group has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the members of the Duke Group therein, and which infringement, conflict, invalidity or inadequacy, singly or in the aggregate, if the


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      subject of any unfavorable decision, ruling or finding, would result in a
      Material Adverse Effect.

            (xv) POSSESSION OF LICENSES AND PERMITS. The members of the Duke Group possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the members of the Duke Group are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the members of the Duke Group has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xvi) TITLE TO PROPERTY. (A) With respect to the Properties, the Operating Partnership and the Property Partnerships have good and marketable title to all items of real property (and improvements thereon), leasehold interests, general and limited partnership interests and limited liability company interests, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are
      (i) described in the Registration Statement and the Prospectus or in the Operating Partnership's Annual Report on Form 10-K for the most recent fiscal year ended, (ii) referred to in the title policies of such Properties, (iii) serving as security for loans described in the Prospectus or in the Operating Partnership's Annual Report on Form 10-K for the most recent fiscal year ended or (iv) nonmaterial and placed on a Property in connection with such Property's development; (B) all contracts of the Operating Partnership and any subsidiary to provide leasing, property management and construction management services, general contractor services for third parties, and real estate development, construction and miscellaneous tenant services businesses (the "Related Businesses"), are enforceable by and in the name of the Operating Partnership and the applicable subsidiary, as the case may be; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or Related Businesses and the assets of the entities comprising the Duke Group which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Operating Partnership, any Property Partnership nor any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and none of the entities comprising the Duke Group knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, other than such defaults that would not have a Material Adverse Effect; (E) no tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect; (F) each of


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      the Properties complies with all applicable codes, laws and regulations
      (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; and (G) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

            (xvii) ENVIRONMENTAL LAWS. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Operating Partnership nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Operating Partnership and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership or any of its subsidiaries and (D) there are no events or circumstances that may reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xviii) NO FILINGS, REGULATORY APPROVALS ETC. No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Operating Partnership of this Agreement, the Indenture and the Notes or for the performance by the Operating Partnership of the transactions contemplated in this Agreement, the Indenture or the Prospectus, except such as have been previously made, obtained or rendered, as applicable.

            (xix) INVESTMENT COMPANY ACT. The Operating Partnership is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Operating Partnership Act of 1940, as amended (the

      ("1940 Act").

            (xx) COMMODITY EXCHANGE ACT. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

            (xxi) RATINGS. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated Baa1 by Moody's Investors Service, Inc., BBB+ by Standard & Poor's Ratings Services, and BBB+ by Duff & Phelps Credit Rating, or such other rating as to which the Operating Partnership shall have most recently notified the Agents pursuant to Section 4(a) hereof.

      (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company, the Operating Partnership or any of their respective subsidiaries and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by such entity to such Agent or Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3. PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT.

      (a) PURCHASES AS PRINCIPAL. Notes purchased from the Operating Partnership by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Operating Partnership (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Operating Partnership). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Operating Partnership as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Operating Partnership in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Operating Partnership by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinion of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

      If the Operating Partnership and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Operating Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

            (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

            (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Operating Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

      (b) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Operating Partnership and an Agent, such Agent, as an agent of the Operating Partnership, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Operating Partnership and such Agent.

      The Operating Partnership reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Operating Partnership, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Operating Partnership, such Agent will suspend solicitation of offers for the purchase of Notes from the Operating Partnership until such time as the Operating Partnership has advised such Agent that such solicitation may be resumed.

      The Operating Partnership agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Operating Partnership as a result of a solicitation made by such Agent, as an agent of the Operating Partnership, as set forth in Schedule A hereto.

      (c) ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Operating Partnership and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Operating Partnership in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Operating Partnership, the Agents and the Trustee. The Agents and the Operating Partnership agree to perform, and the Operating Partnership agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. COVENANTS OF THE OPERATING PARTNERSHIP.

      The Operating Partnership covenants and agrees with each Agent as follows:

      (a) NOTICE OF CERTAIN EVENTS. The Operating Partnership will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Operating Partnership, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) FILING OR USE OF AMENDMENTS. The Operating Partnership will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to the Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Agents or counsel for the Agents shall reasonably object.

      (c) DELIVERY OF THE REGISTRATION STATEMENT. The Operating Partnership has furnished to each Agent and to counsel for the Agents, without charge, signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) DELIVERY OF THE PROSPECTUS. The Operating Partnership will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) PREPARATION OF PRICING SUPPLEMENTS. The Operating Partnership will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Operating Partnership will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Operating Partnership's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

      (f) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Operating Partnership, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Operating Partnership will promptly prepare and file with the Commission, subject to Section 4(b) hereof, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Operating Partnership will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Operating Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

      (g) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Operating Partnership with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Operating Partnership shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

      (h) PROSPECTUS REVISIONS -- AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Operating Partnership for the preceding fiscal year, the Operating Partnership shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such consolidated financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

      (i) EARNINGS STATEMENTS. The Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (j) REPORTING REQUIREMENTS. The Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

      (k) RESTRICTION ON OFFERS AND SALES OF SECURITIES. If specified by the applicable Agent or Agents in connection with a purchase of Notes as principal, between the date of the agreement by such Agent(s) to purchase the related Notes from the Operating Partnership and the Settlement Date with respect thereto, the Operating Partnership will not, without the prior written consent of such

Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Operating Partnership (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

      (l) USE OF PROCEEDS. The Operating Partnership will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

      (m) SUSPENSION OF CERTAIN OBLIGATIONS. The Operating Partnership shall not be required to comply with the provisions of subsections (f), (g) or (h) of this
Section 4 during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Operating Partnership and (ii) no Agent shall then hold any Notes purchased from the Operating Partnership as principal, as the case may be, until the time the Operating Partnership shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Operating Partnership as principal.

SECTION 5. CONDITIONS OF AGENTS' OBLIGATIONS.

      The obligations of one or more Agents to purchase Notes from the Operating Partnership as principal and to solicit offers for the purchase of Notes as an agent of the Operating Partnership, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Operating Partnership, will be subject to the accuracy of the representations and warranties on the part of the Operating Partnership herein contained or contained in any certificate of an officer of the Company, as general partner of the Operating Partnership, or an officer of any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Operating Partnership of its covenants and other obligations hereunder, and to the following additional conditions precedent:

      (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

      (b) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

            (1) OPINION OF COUNSEL FOR THE OPERATING PARTNERSHIP. The favorable opinion of Bose McKinney & Evans LLP, counsel for the Operating Partnership, to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request.

            (2) OPINION OF COUNSEL FOR THE AGENTS. The favorable opinion of Clifford Chance Rogers & Wells LLP, counsel for the Agents, with respect to the matters set forth in paragraphs (1) (as to the first sentence only), (6), (7), (8), (9) and (17) and the penultimate paragraph of Exhibit B hereto.

      (c) OFFICER'S CERTIFICATE. On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Duke Group considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the Chairman of the Board, the President, an Executive vice President or a Vice President of the Company, as general partner of the Operating Partnership, and of the chief financial officer or chief accounting officer of the Company, as general partner of the Operating Partnership, dated as of the date hereof, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Operating Partnership contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

      (d) COMFORT LETTER OF KPMG, LLP. On the date hereof, the Agents shall have received a letter from KPMG, LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect set forth in Exhibit C hereto.

      (e) ADDITIONAL DOCUMENTS. On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

      If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Operating Partnership at any time and any such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT AS AGENT.

      Delivery of Notes sold through an Agent as an agent of the Operating Partnership shall be made by the Operating Partnership to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Operating Partnership and deliver such Note to the Operating Partnership and, if such Agent has theretofore paid the Operating Partnership for such Note, the Operating Partnership will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Operating Partnership will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Operating Partnership's account.

SECTION 7. ADDITIONAL COVENANTS OF THE OPERATING PARTNERSHIP.

      The Operating Partnership further covenants and agrees with each Agent as follows:

      (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Operating Partnership of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Operating Partnership herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

      (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Operating Partnership by one or more Agents as principal) the Operating Partnership sells Notes to one or more Agents as principal or (iii) the Operating Partnership sells Notes in a form not previously certified to the Agents by the Operating Partnership, the Operating Partnership shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Duke Group considered as one enterprise since the date of the agreement by such Agent(s) to purchase Notes from the Operating Partnership as principal).

      (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Operating Partnership by one or more Agents as principal) the Operating Partnership sells Notes to one or more Agents as principal or (iii) the Operating Partnership sells Notes in a form not previously certified to the Agents by the Operating Partnership, the Operating Partnership shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinion of Bose McKinney & Evans LLP, counsel to the Operating Partnership, or other counsel satisfactory to the Agent(s), dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinion referred to in Section 5(b)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

      (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required in connection with the purchase of Notes from the Operating Partnership by one or more Agents as principal) the Operating Partnership sells Notes to one or more Agents as principal, the Operating Partnership shall cause KPMG, LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

SECTION 8. INDEMNIFICATION.

      (a) INDEMNIFICATION OF THE AGENTS. The Operating Partnership agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Operating Partnership; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) INDEMNIFICATION OF OPERATING PARTNERSHIP, DIRECTORS AND OFFICERS. Each Agent severally agrees to indemnify and hold harmless the Operating Partnership, the directors of the Company, each of the officers who signed the Registration Statement and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by the Agents expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            SECTION 9. CONTRIBUTION. If the indemnification provided for in
Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Operating Partnership and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

            The relative fault of the Operating Partnership, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Operating Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Operating Partnership by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Operating Partnership.

            For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Operating Partnership, each officer of the Operating Partnership and each person, if any, who controls the Operating Partnership within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership.

SECTION 10. PAYMENT OF EXPENSES.

      The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including:

      (a) The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

      (b) The preparation, printing and delivery of this Agreement and the Indenture;

      (c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

      (d) The fees and disbursements of the Operating Partnership's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee and its counsel;

      (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

      (f) The fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes;

      (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

      (h) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

      (i) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Operating Partnership.

SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Operating Partnership, and shall survive each delivery of and payment for the Notes.

SECTION 12. TERMINATION.

      (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Operating Partnership as principal) may be terminated for any reason, at any time by either the Operating Partnership or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto.

      (b) TERMINATION OF AGREEMENT TO PURCHASE NOTES AS PRINCIPAL. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Operating Partnership as principal, immediately upon notice to the Operating Partnership, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Operating Partnership as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program or any such debt securities, or (vi) there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

      (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Operating Partnership as principal or (b) an offer to purchase any of the Notes has been accepted by the Operating Partnership but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. NOTICES.

      Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company or the Operating Partnership:

                  Duke-Weeks Realty Limited Partnership
                  600 East 96th Street, Suite 100
                  Indianapolis, Indiana  46240
                  Attention: Darell E. Zink, Jr.
                  Telecopy No.: (317) 808-6794

         If to the Agents:

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated
                  4 World Financial Center
                  15th Floor
                  New York, New York  10080
                  Attention: MTN Product Management
                  Telecopy No.: (212) 449-2234

                  Banc One Capital Markets, Inc.
                  One First National Plaza, Suite 0307
                  Chicago, Illinois  60670
                  Attention: Operations Manager, Medium-Term Notes/Scott Solis
                  (312) 732-7412
                  Telecopier: (312) 732-5939

                  Credit Suisse First Boston Corporation
                  111 Madison Avenue
                  New York, New York 10010
                  Attention: Stuart Whitman
                  (212) 538-6479
                  Telecopier: (212) 325-8157

                  Deutsche Banc Alex. Brown, Inc.
                  31 West 52nd Street
                  New York, New York  10019
                  Attention: Eric Mauff
                  (212) 469-7859
                  Telecopier: (212) 469-7875

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York 10004
                  Attention: Credit Department/Jeff Staston
                  (212) 902-4015
                  Telecopier: (212) 346-3594

                  J.P. Morgan Securities Inc.
                  60 Wall Street, 3d Floor
                  New York, New York 10260
                  Attention: John Mix
                  (212) 270-9562
                  Telecopier: (212) 270-3513

                  UBS Warburg LLC
                  299 Park Avenue, 26th Floor
                  New York, New York 10171
                  Attention: Chris Forstner
                  (203) 719-8244
                  Telecopier: (203) 719-3160

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. PARTIES.

      This Agreement shall inure to the benefit of and be binding upon the Agents and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW; FORUM.

      THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 16. EFFECT OF HEADINGS.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

      If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Operating Partnership in accordance with its terms.

                                        Very truly yours,

                                        DUKE-WEEKS REALTY LIMITED PARTNERSHIP

                                        By:  DUKE-WEEKS REALTY CORPORATION
                                             General Partner


                                             By: /s/ Matthew A. Cohoat
                                                 -------------------------------
                                                 Name: Matthew A. Cohoat
                                                 Title: SVP & Controller

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By: _________________________
         Authorized Signatory


BANK ONE CAPITAL MARKETS, INC.

By: _________________________


CREDIT SUISSE FIRST BOSTON CORPORATION

By: _________________________


DEUTSCHE BANC ALEX. BROWN INC.

By: _________________________

GOLDMAN, SACHS & CO.

By: _________________________


J.P. MORGAN SECURITIES INC.

By: _________________________


UBS WARBURG LLC

By: _________________________

                                   SCHEDULE A

      As compensation for the services of the Agents hereunder, the Operating Partnership shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                   PERCENT OF
MATURITY RANGES                                                 PRINCIPAL AMOUNT
---------------                                                 ----------------
From 9 months to less than 1 year ..............................     .125%

From 1 year to less than 18 months .............................     .150

From 18 months to less than 2 years ............................     .200

From 2 years to less than 3 years ..............................     .250

From 3 years to less than 4 years ..............................     .350

From 4 years to less than 5 years ..............................     .450

From 5 years to less than 6 years ..............................     .500

From 6 years to less than 7 years ..............................     .550

From 7 years to less than 10 years .............................     .600

From 10 years to less than 15 years ............................     .625

From 15 years to less than 20 years ............................     .700

From 20 years to 30 years ......................................     .750

Greater than 30 years ..........................................       *

----------
* As agreed to by the Operating Partnership and the applicable Agent at the time of sale.

                                                                       EXHIBIT A

                                  PRICING TERMS

         Principal Amount: $_______
                  (or principal amount of foreign or composite currency)

         Interest Rate or Formula:
                  If Fixed Rate Note,
                     Interest Rate:
                     Interest Payment Dates:

                  If Floating Rate Note,
                     Interest Rate Basis(es):
                                If LIBOR,
                                    |_| LIBOR Reuters Page:
                                    |_| LIBOR Telerate Page:
                                    Designated LIBOR Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                         If Telerate Page 7052:
                                            |_| Weekly Average
                                            |_| Monthly Average

                                    Designated CMT Maturity Index:
                     Index Maturity:
                     Spread and/or Spread Multiplier, if any:
                     Initial Interest Rate, if any:
                     Initial Interest Reset Date:
                     Interest Reset Dates:
                     Interest Payment Dates:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:
                     Fixed Rate Commencement Date, if any:
                     Fixed Interest Rate, if any:
                     Day Count Convention:
                     Calculation Agent:

         Redemption Provisions:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:

         Repayment Provisions:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:

         Authorized Denomination:
         Purchase Price: ___%, plus accrued interest, if any, from ___________ Price to Public: ___%, plus accrued interest, if any, from ___________ Issue Price:
         Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Operating Partnership by one or more Agents as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.
         Legal Opinion pursuant to Section 7(c) of the Distribution
         Agreement.
         Comfort Letter pursuant to Section 7(d) of the Distribution
         Agreement.
         Restrictive agreement pursuant to Section 4(k) of the Distribution Agreement.

                                                                       EXHIBIT B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)(1)

      (1) The Company is a corporation duly organized and validly existing under the laws of the State of Indiana. The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Indiana.

      (2) The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into the Distribution Agreement and consummate the transactions contemplated in the Prospectus.

      (3) The Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

      (4) All of the issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, except as provided under Indiana Code ss. 16-7-7; and none of the outstanding Units were issued in violation of preemptive or other similar rights of any securityholder of the Operating Partnership.

      (5) Each Significant Subsidiary has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding shares of capital stock or partnership or limited liability company interests of each Significant Subsidiary has been duly authorized and are validly issued, fully paid and non-assessable and, to the best of our knowledge, are owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or partnership or limited liability company interests of any Significant Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.

      (6) The Distribution Agreement has been duly authorized, executed and delivered by the Operating Partnership.

      (7) The Indenture has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

      (8) The Notes have been duly authorized by the Operating Partnership for offer, sale, issuance and delivery pursuant to the Distribution Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Notes, in the forms certified on the date hereof, are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

      (9) The Indenture and the Notes, in the forms certified on the date hereof, conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

      (10) The information in the Prospectus under "Description of Debt Securities", "Description of the Notes", "Risk Factors " and "Certain United States Federal Income Tax Considerations," and the information in the Registration Statement under Item 15, to the extent that such information constitutes matters of law, summaries of legal matters, the Operating Partnership's partnership agreement or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

      (11) To the best of our knowledge, none of the entities comprising the Duke Group is in violation of its charter, by-laws, certificate of limited partnership, partnership agreement, articles of organization or operating agreement, and no default by a member of the Duke Group exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Agreement and Instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

      (12) The execution, delivery and performance of the Distribution Agreement, the Indenture and the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Operating Partnership in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Operating Partnership with its obligations thereunder have been duly authorized by all necessary partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Duke Group pursuant to, any Agreement and Instrument known to us, nor will such action result in any violation of the provisions of the partnership agreement or other organizational documents of a member of the Duke Group or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any member of the Duke Group or any of their assets, properties or operations.

      (13) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which any member of the Duke Group is a party or to which the assets, properties or operations of any member of the Duke Group is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Duke Group or any of its subsidiaries, the performance by the Operating Partnership of its obligations under the Distribution Agreement, the Indenture or the Notes or the consummation of the transactions contemplated in the Prospectus.

      (14) All descriptions in the Prospectus of contracts and other documents to which any member of the Duke Group is a party are accurate in all material respects; and, to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

      (15) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

      (16) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

      (17) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (18) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

      (19) The Indenture has been duly qualified under the 1939 Act.

      (20) The Operating Partnership is not, and upon the issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

      (21) The Notes, in the forms certified on the date hereof, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act and the Commodity Exchange Act Regulations.

      (22) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Operating Partnership of the Distribution Agreement, the Indenture and the Notes or for the performance by the Operating Partnership of the transactions contemplated in the Distribution Agreement, the Indenture or the Prospectus, except such as have been previously made, obtained or rendered, as applicable.

      (23) Assuming the Company was organized in conformity with and has satisfied the requirements for qualification and taxation as a "real estate investment trust" under the Code for each of its taxable years from and including the first taxable year for which the Company made the election to be taxed as a "real estate investment trust" through the 1993 taxable year, the proposed methods of operation of the Company, the Operating Partnership and the Services Partnership since and including 1994, as described in the Registration Statement and the Prospectus Supplement and as represented by the Company, the Operating Partnership and the Services Partnership has permitted and will permit the Company to qualify and to continue to qualify to be taxed as a "real estate investment trust" for all years since and including 1994 and for its current and subsequent taxable years.

      Nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Operating Partnership's Annual Report on Form 10-K with the Commission) became effective [or at the date of any agreement of the applicable Agent(s) to purchase Notes from the Operating Partnership as principal], contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C

                       FORM OF ACCOUNTANT'S COMFORT LETTER
                            PURSUANT TO SECTION 5(d)

We have audited the consolidated balance sheets of Duke-Weeks Realty Corporation (the Company) and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, all included in the Company's annual report on Form 10-K for the year ended December 31, 2000 and incorporated by reference in the registration statement (No. 333-37920) on Form S-3 filed by the Company under the Securities Act of 1933 (the Act); our report with respect thereto is also incorporated by reference in that registration statement. We have also audited the consolidated balance sheets of Duke-Weeks Realty Limited Partnership (the Operating Partnership) and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, cash flows and partners' equity for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, all included in the Operating Partnership's annual report on Form 10-K for the year ended December 31, 2000 and incorporated by reference in the registration statement (No. 333-37920) on Form S-3 filed by the Company under the Act; our report with respect thereto is also incorporated by reference in that registration statement. The registration statement, as amended on June 13, 2000, includes the prospectus dated June 13, 2000, prospectus supplements dated January 29, 2001, February 28, 2001 and June 5, 2001, and other filings incorporated by reference through the date of this letter, and is herein referred to as the Registration Statement.

In connection with the Registration Statement:

1. We are independent certified public accountants with respect to the Company and the Operating Partnership within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the SEC).

2. In our opinion, the consolidated financial statements and financial statement schedule of the Company and the Operating Partnership audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company or the Operating Partnership as of any date or for any period subsequent to December 31, 2000; although we have conducted audits for the year ended December 31, 2000, the purpose (and therefore the scope) of the audits were to enable us to express an opinion on the consolidated financial statements of the Company and the Operating Partnership as of December 31, 2000 and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the March 31, 2001 and 2000 unaudited condensed consolidated financial statements of the Company included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001, incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows of the Company as of any date or for any period subsequent to December 31, 2000. We are also unable to and do not express any opinion on the March 31, 2001 and 2000 unaudited condensed consolidated financial statements of the Operating Partnership included in the Operating Partnership's quarterly report on Form 10-Q for the quarter ended March 31, 2001, incorporated by reference in the Registration Statement, or on the financial position, results of operations, or cash flows of the Operating Partnership as of any date or for any period subsequent to December 31, 2000.

4. For purposes of this letter, we have read the 2001 minutes of meetings of the Board of Directors of the Company and its subsidiaries as set forth in the minute books at June 5, 2001 (minutes of the Company's April meetings of the Board of Directors and its committees were not available), officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, with the exception of the April meetings. We have also been advised that there were no minutes of meetings related to the Operating Partnership. We have carried out other procedures to June 5, 2001 as follows (our work did not extend to the period from June 6, 2001 to June 8, 2001, inclusive):

      a. With respect to the three-month periods ended March 31, 2001 and 2000, we have--

            (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, on the unaudited condensed consolidated financial statements for these periods included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001 and the Operating Partnership's quarterly report on Form 10-Q for the quarter ended March 31, 2001, incorporated by reference in the Registration Statement.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4a(I) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

      b. With respect to the period from April 1, 2001 to April 30, 2001, we have:

            (i) Read the incomplete unaudited condensed consolidated financial statements of the Company and the Operating Partnership for April of both 2001 and 2000 furnished to us by the Company (incomplete in that the financial statements omit the statements of cash flows and all disclosures as required by accounting principles generally accepted in the United States of America), officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to April 30, 2001 were available.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the incomplete unaudited condensed consolidated financial statements referred to in 4b(I) are stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company and the Operating Partnership incorporated by reference in the Registration Statement.

      The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that--

      a.    (i)   Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i), incorporated by reference in the Registration
                  Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

            (ii) The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

      b.    (i)   At April 30, 2001, there was any change in capital stock or partners' units, increase in debt, or decrease in shareholders' or partners' equity of the Company or the Operating Partnership as compared with the amounts shown in the March 31, 2001 unaudited condensed consolidated balance sheets of the Company or the Operating Partnership, both incorporated by reference in the registration statement, or
                  (ii) for the period from April 1, 2001 to April 30, 2001, there were any decreases, as compared with the corresponding period of the previous year, in revenues, net income or Funds
                  From Operations (as defined in the registration statement) of the Company or the Operating Partnership, except for the effects of the Company's quarterly dividends to its shareholders and the Operating Partnership's quarterly distributions to its partners, the issuance of 48,483 common shares and 64,696 common units, an increase in debt of approximately $131 million resulting from the assumption of $107 million of mortgage notes, mortgage note payments of $6 million and borrowings of $30 million on the Company's lines of credit, and except in all instances for changes, increases or decreases that the registration statement discloses have occurred or may occur.

6. As mentioned in 4b, officials of the Company have advised us that no consolidated financial statements as of any date or for any period subsequent to April 30, 2001 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2001 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether (A) at June 5, 2001, there was any change in the capital stock or partners' units, increase in debt, or decrease in shareholders' or partners' equity of the consolidated companies as compared with amounts shown in the March 31, 2001 unaudited condensed consolidated balance sheets of the Company or the Operating Partnership, both incorporated by reference in the Registration Statement or (B) for the period from April 1, 2001 to June 5, 2001, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or Funds From Operations (as defined in the Registration Statement) of the Company and its subsidiaries or the Operating Partnership and its subsidiaries. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except for the issuance of 233,377 common shares and 99,788 partner units and the effects of the Company's quarterly dividends to its shareholders and the Operating Partnership's quarterly distribution to its partners, and except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur.

7. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company and the Operating Partnership in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any purpose, including but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to, in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the distribution agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.